FOR RELEASE: Wednesday, April 27, 2016 at 5:00 PM (Eastern)

HOME FEDERAL BANCORP, INC. OF LOUISIANA REPORTS RESULTS OF OPERATIONS
FOR THE THREE AND NINE MONTHS ENDED MARCH 31, 2016

Shreveport, Louisiana – April 27, 2016 – Home Federal Bancorp, Inc. of Louisiana (the "Company") (Nasdaq: HFBL), the holding company of Home Federal Bank, reported net income for the three months ended March 31, 2016 of $774,000, a decrease of $69,000, or 8.2% compared to net income of $843,000 reported for the three months ended March 31, 2015. The Company's basic and diluted earnings per share were $0.42 and $0.40, respectively, for the three months ended March 31, 2016, compared to basic and diluted earnings per share of $0.43 and $0.42, respectively, for the three months ended March 31, 2015.

The Company reported net income of $2.4 million for the nine months ended March 31, 2016, a decrease of $105,000, or 4.2%, compared to $2.5 million for the nine months ended March 31, 2015. The Company's basic and diluted earnings per share were $1.27 and $1.22, respectively, for the nine months ended March 31, 2016, compared to $1.26 and $1.22, respectively, for the nine months ended March 31, 2015.

The decrease in net income for the three months ended March 31, 2016, resulted primarily from a decrease of $171,000, or 18.1%, in non-interest income, and a $73,000, or 2.7%, increase in non-interest expense, partially offset by a $140,000, or 4.5%, increase in net interest income, and a $35,000, or 8.5%, decrease in income tax expense. The increase in net interest income for the three months ended March 31, 2016, was primarily due to an increase of $156,000, or 4.2%, in total interest income, partially offset by an increase of $16,000, or 2.5%, in aggregate interest expense primarily due to an increase in interest paid on deposits.  The Company's average interest rate spread was 3.57% for the three months ended March 31, 2016, compared to 3.55% for the three months ended March 31, 2015. The Company's net interest margin was 3.75% for the three months ended March 31, 2016, compared to 3.73% for the three months ended March 31, 2015. The increase in the average interest rate spread and net interest margin on a comparative quarterly basis was primarily the result of a higher average volume of interest earning assets for the three months ended March 31, 2016 compared to the prior year quarterly period.

The decrease in net income for the nine months ended March 31, 2016, resulted primarily from an increase of $661,000, or 8.9%, in non-interest expense, partially offset by an increase of $321,000, or 3.5%, in net-interest income, an increase of $138,000, or 6.4%, in non-interest income, a decrease of $68,000, or 5.5%, in income tax expense, and a decrease of $29,000, or 13.8%, in the provision for loan losses. The increase in net interest income for the nine month period was primarily due to a $474,000, or 4.3%, increase in total interest income, partially offset by a $153,000, or 8.4%, increase in interest expense on borrowings and deposits due to an overall increase in interest bearing liabilities.  The Company's average interest rate spread was 3.47% for the nine months ended March 31, 2016, compared to 3.61% for the nine months ended March 31, 2015.  The Company's net interest margin was 3.66% for the nine months ended March 31, 2016, compared to 3.79% for the nine months ended March 31, 2015.  The decrease in net interest margin and average interest rate spread is attributable primarily to a decrease of 13 basis points in average yield on interest earning assets.

The following tables set forth the Company's average balances and average yields earned and rates paid on its interest-earning assets and interest-bearing liabilities for the periods indicated.

	For the Three Months Ended March 31,
	2016		2015
	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Loans receivable	$288,028	5.06%	$276,182	5.01%
Investment securities	43,007	1.85	51,340	1.93
Interest-earning deposits	12,288	0.62	2,443	0.18
Total interest-earning assets	$343,323	4.50%	$329,965	4.49%

Interest-bearing liabilities:
Savings accounts	$25,219	0.39%	$14,593	0.21%
NOW accounts	35,779	0.79	30,659	0.77
Money market accounts	48,296	0.31	43,630	0.30
Certificates of deposit	139,644	1.26	136,148	1.35
Total interest-bearing deposits	248,938	0.92	225,030	1.00
Other bank borrowings	940	4.68	262	4.24
FHLB advances	26,574	0.92	41,424	0.64
Total interest-bearing liabilities	$276,452	0.93%	$266,716	0.94%

	For the Nine Months Ended March 31,
	2016		2015
	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Loans receivable	$282,948	5.10%	$265,809	5.12%
Investment securities	42,737	1.83	53,289	1.95
Interest-earning deposits	19,657	0.35	2,704	0.27
Total interest-earning assets	$345,342	4.42%	$321,802	4.55%

Interest-bearing liabilities:
Savings accounts	$22,511	0.37%	$13,581	0.20%
NOW accounts	35,175	0.85	29,142	0.73
Money market accounts	47,544	0.31	43,534	0.32
Certificates of deposit	143,563	1.28	130,321	1.39
Total interest-bearing deposits	248,793	0.95	216,578	1.01
Other bank borrowings	559	4.29	88	4.23
FHLB advances	27,751	0.89	41,666	0.57
Total interest-bearing liabilities	$277,103	0.95%	$258,332	0.94%

          The $171,000 decrease in non-interest income for the three months ended March 31, 2016, compared to the prior year quarterly period was due to a decrease of $191,000 in gain on sale of loans, a decrease of $1,000 in income on Bank Owned Life Insurance, and a decrease of $1,000 in other non-interest income, partially offset by a $22,000 increase in service charges on deposit accounts.  The $138,000 increase in non-interest income for the nine months ended March 31, 2016, compared to the prior year period was primarily due to increases of $81,000 in service charges on deposit accounts, and $76,000 in gain on sale of loans partially offset by a $10,000 decrease in gain on sale of securities, a $6,000 decrease in other non-interest income, and a $3,000 decrease in income on Bank Owned Life Insurance.  The Company sells most of its fixed rate mortgage loan originations other than those loans selected for portfolio.

The $73,000 increase in non-interest expense for the three months ended March 31, 2016, compared to the same period in 2015, is primarily attributable to increases of $80,000 in compensation and benefits expense, $52,000 in legal fees, $11,000 in franchise and bank share taxes, $7,000 in data processing expense, $7,000 in advertising expense, and $1,000 in other non-interest expenses.  These increases were partially offset by a decrease of $70,000 in loan and collection expense, $10,000 in audit and examination fees, and $5,000 in occupancy and equipment expense. The $661,000 increase in non-interest expense for the nine months ended March 31, 2016, compared to the same period in 2015, is primarily attributable to increases of $443,000 in compensation and benefits expense, $73,000 in franchise and bank share taxes, $67,000 in legal fees, $46,000 in deposit insurance premiums, $40,000 in data processing expense, $31,000 in other non-interest expenses, $22,000 in audit and examination fees, and $11,000 in occupancy and equipment expense.  These increases were partially offset by a decrease of $70,000 in loan and collection expense, and $2,000 in advertising expense.  The increases in compensation and benefits expense for both the three and nine month periods ended March 31, 2016, were primarily due to increases in the compensation paid to mortgage lenders along with increases in support staff for the mortgage lenders.

At March 31, 2016, the Company reported total assets of $362.6 million, a decrease of $7.2 million, or 2.0%, compared to total assets of $369.8 million at June 30, 2015. The decrease in assets was comprised primarily of decreases in investment securities of $2.9 million, or 6.2%, from $46.9 million at June 30, 2015, to $44.0 million at March 31, 2016, a decrease in loans held-for-sale of $6.9 million, or 48.7%, from $14.2 million at June 30, 2015, to $7.3 million at March 31, 2016, and a decrease in cash and cash equivalents of $13.6 million, or 64.3%, from $21.2 million at June 30, 2015 to $7.5 million at March 31, 2016.  These decreases were partially offset by increases in loans receivable, net of $13.9 million, or 5.2%, from $268.4 million at June 30, 2015 to $282.4 million at March 31, 2016, and other assets of $2.3 million, or 11.8%, from $19.1 million at June 30, 2015 to $21.4 million at March 31, 2016.  The decrease in loans held-for-sale results primarily from a decrease at March 31, 2016 in receivables from financial institutions purchasing the Company's loans held-for-sale.

The following table shows total loans originated and sold during the periods indicated.

	Nine Months Ended March 31,
	2016	2015	% Change
	(In thousands)
Loan originations:
One- to four-family residential	$82,508	$73,118	12.8%
Commercial — real estate secured:
Owner occupied	35,616	49,167	(27.6)%
Non-owner occupied	6,388	3,271	95.3%
Multi-family residential	580	2,851	(79.7)%
Commercial business	25,176	39,003	(35.5)%
Land	7,777	4,763	63.3%
Construction	15,571	20,403	(23.7)%
Home equity loans and lines of credit and other consumer	7,154	6,355	12.6%
Total loan originations	$180,770	$198,931	(9.1)%
Loans sold	$(75,997)	$(63,425)	19.8%

Included in the $15.6 million and $20.4 million of construction loan originations for the nine months ended March 31, 2016 and 2015, respectively, are approximately $14.7 million and $12.3 million, respectively, of one- to four-family residential construction loans and $878,000 and $8.1 million, respectively, of commercial and multi-family construction loans, all of which are primarily located in the Company's market area.

Total liabilities decreased $6.7 million, or 2.1%, from $326.4 million at June 30, 2015, to $319.7 million at March 31, 2016, primarily due to a decrease in advances from the Federal Home Loan Bank of Dallas of $11.2 million, or 29.1%, to $27.2 million at March 31, 2016, compared to $38.4 million at June 30, 2015, partially offset by an increase in total deposits of $4.4 million, or 1.5%, to $290.7 million at March 31, 2016, compared to $286.2 million at June 30, 2015.  The increase in deposits was primarily due to an $8.0 million, or 43.5%, increase in savings deposits from $18.4 million at June 30, 2015 to $26.4 million at March 31, 2016, a $4.9 million, or 15.7%, increase in NOW accounts from $31.2 million at June 30, 2015 to $36.1 million at March 31, 2016, and a $1.7 million, or 3.7%, increase in money market deposits from $45.6 million at June 30, 2015 to $47.3 million at March 31, 2016, partially offset by a $9.3 million, or 6.4%, decrease in certificates of deposit from $146.0 million at June 30, 2015 to $136.7 million at March 31, 2016, and a decrease of $934,000, or 2.1%, in non-interest bearing demand deposits from $45.0 million at June 30, 2015 to $44.1 million at March 31, 2016.  At March 31, 2016 the Company had $9.9 million in brokered deposits compared to $12.7 million at June 30, 2015.  The brokered certificates of deposit which have maturity dates greater than twelve months are callable by Home Federal Bank after twelve months pursuant to early redemption provisions.  The $2.8 million, or 22.0%, decrease in brokered deposits at March 31, 2016 compared to June 30, 2015 was primarily a result of Home Federal Bank replacing the brokered deposits with core deposits as part of our current strategy to reduce our reliance on brokered certificates of deposit.

At March 31, 2016, the Company had $218,000 of non-performing assets compared to $80,000 of non-performing assets at June 30, 2015, consisting of three single-family residential loans, at March 31, 2016, compared to two single family residential loans at June 30, 2015. At March 31, 2016, the Company had two single family residential loans and one commercial real estate loan classified as substandard, compared to one single family residential loan and one line of credit at June 30, 2015. There were no loans classified as doubtful at March 31, 2016 or June 30, 2015.

Shareholders' equity decreased $508,000, or 1.2%, to $42.9 million at March 31, 2016 from $43.4 million at June 30, 2015.  The primary reasons for the decrease in shareholders' equity from June 30, 2015, were the acquisition of Company stock of $2.7 million, dividends paid of $500,000 and a decrease in the Company's accumulated other comprehensive income of $225,000.  These decreases in shareholders' equity were partially offset by net income of $2.4 million, the vesting of restricted stock awards, stock options and the release of employee stock ownership plan shares totaling $453,000 and proceeds from the issuance of common stock from the exercise of stock options of $91,000.

The Company repurchased 119,557 shares of its common stock during the nine months ended March 31, 2016 at an average price per share of $22.73.  On December 9, 2015, the Company announced that its Board of Directors approved a sixth stock repurchase program for the repurchase of up to 102,000 shares.  As of March 31, 2016, there were a total of 60,868 shares remaining for repurchase under the program.

Home Federal Bancorp, Inc. of Louisiana is the holding company for Home Federal Bank which conducts business from its five full-service banking offices and home office in northwest Louisiana.

Statements contained in this news release which are not historical facts may be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words like "believe," "expect," "anticipate," "estimate" and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may."  We undertake no obligation to update any forward-looking statements.

Home Federal Bancorp, Inc. of Louisiana
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(In thousands)

	March 31, 2016	June 30, 2015
ASSETS	(Unaudited)

Cash and cash equivalents	$7,547	$21,166
Securities available for sale at fair value	42,486	44,885
Securities held to maturity (fair value March 31, 2016: $1,509 June 30, 2015: $2,010)	1,509	2,010
Loans held-for-sale	7,284	14,203
Loans receivable, net of allowance for loan losses (March 31, 2016: $2,749; June 30, 2015: $2,515)	282,365	268,427
Other assets	21,408	19,142

Total assets	$362,599	$369,833

LIABILITIES AND SHAREHOLDERS' EQUITY

Deposits	$290,653	$286,238
Advances from the Federal Home Loan Bank of Dallas	27,227	38,411
Other liabilities	1,841	1,798

Total liabilities	319,721	326,447

Shareholders' equity	42,878	43,386

Total liabilities and shareholders' equity	$362,599	$369,833

Home Federal Bancorp, Inc. of Louisiana
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2016	2015	2016	2015
	(Unaudited)

Interest income
Loans, including fees	$3,644	$3,457	$10,821	$10,201
Investment securities	4	2	7	5
Mortgage-backed securities	195	246	579	773
Other interest-earning assets	19	1	52	6
Total interest income	3,862	3,706	11,459	10,985
Interest expense
Deposits	573	560	1,777	1,647
Federal Home Loan Bank borrowings	61	66	186	178
Other bank borrowings	11	3	18	3
Total interest expense	645	629	1,981	1,828
Net interest income	3,217	3,077	9,478	9,157

Provision for loan losses	90	90	181	210
Net interest income after provision for loan losses	3,127	2,987	9,297	8,947

Non-interest income
Gain on sale of loans	590	781	1,744	1,668
Gain on sale of securities	--	--	--	10
Income on Bank Owned Life Insurance	39	40	120	123
Service charges on deposit accounts	138	116	410	329
Other income	8	9	34	40

Total non-interest income	775	946	2,308	2,170

Non-interest expense
Compensation and benefits	1,749	1,669	5,059	4,616
Occupancy and equipment	275	280	789	778
Data Processing	140	133	417	377
Audit and Examination Fees	56	66	189	167
Franchise and Bank Shares Tax	83	72	266	193
Advertising	55	48	181	183
Legal fees	133	81	351	284
Loan and collection	74	144	191	261
Deposit insurance premium	45	45	165	119
Other expenses	140	139	443	412

Total non-interest expense	2,750	2,677	8,051	7,390

Income before income taxes	1,152	1,256	3,554	3,727
Provision for income tax expense	378	413	1,158	1,226

NET INCOME	$774	$843	$2,396	$2,501

EARNINGS PER SHARE
Basic	$0.42	$0.43	$1.27	$1.26
Diluted	$0.40	$0.42	$1.22	$1.22

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2016	2015	2016	2015
	(Unaudited)
Selected Operating Ratios(1):
Average interest rate spread	3.57%	3.55%	3.47%	3.61%
Net interest margin	3.75%	3.73%	3.66%	3.79%
Return on average assets	0.84%	0.95%	0.87%	0.97%
Return on average equity	6.95%	7.57%	7.04%	7.39%

Asset Quality Ratios(2):
Non-performing assets as a percent of total assets	0.06%	0.04%	0.06%	0.04%
Allowance for loan losses as a percent of non-performing loans	1,259.87%	1,704.86%	1,259.87%	1,704.86%
Allowance for loan losses as a percent of total loans receivable	0.96%	0.92%	0.96%	0.92%

Per Share Data:
Shares outstanding at period end	1,996,880	2,131,343	1,996,880	2,131,343
Weighted average shares outstanding:
Basic	1,851,010	1,970,066	1,892,078	1,990,960
Diluted	1,914,310	2,024,055	1,957,598	2,045,333
Tangible book value at period end	$21.47	$20.25	$21.47	$20.25

____________
(1) Ratios for the three and nine month periods are annualized.
(2) Asset quality ratios are end of period ratios.

CONTACT:	James R. Barlow President and Chief Executive Officer (318) 222-1145